                                                                     Exhibit 99


                       CONDITIONAL STOCK OPTION AGREEMENT


     THIS AGREEMENT, made and entered is entered into as of the ______ day of _______________, 1996, by and between TWENTIETH BANCORP, INC. ("Option Grantor" or "Grantor") and HORIZON BANCORP, INC. ("Option Grantee" or "Grantee"),

     WHEREAS, the parties have entered into a plan of merger and reorganization contemporaneously herewith; and

     WHEREAS, the parties believe that the merger is in the best interests of their companies and respective shareholders;

     NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the parties first mentioned above do hereby agree each with the other as follows:

     1. GRANT OF OPTION TO PURCHASE AND WARRANTIES. Subject to the Purchase Event, Option Grantor does hereby grant, bargain and convey to Option Grantee the irrevocable right to purchase from Option Grantor the Stated Amount of common stock in Grantor for the sum of Forty Dollars and Forty Cents ($40.40)
per share.   The Stated Amount shall be that amount of authorized but unissued common stock or Treasury stock of Grantor which at the time of exercise of this option by Grantee constitutes 19.9% of the then outstanding shares of Grantor common stock. Grantor hereby represents and warrants to Grantee that it is authorized to issue shares of common stock sufficient to allow this option exercise; that it will not change, modify or amend its articles of incorporation while this agreement is outstanding so as to in any way modify or alter its capital structure so that sufficient shares are not available for use under this agreement; that it will not issue any additional shares of its common stock in such amount while this agreement is outstanding such that the authorized but unissued or Treasury stock will fall below the amount required to effect this transaction and that it will notify Grantee in writing of any subsequent issue of capital stock including the identity of the recipient or recipients of said stock and the amount in cash or other consideration paid therefore. The rights granted to Grantee hereunder can be exercised by Grantee only after the occurrence of the Purchase Event. The Purchase Event shall mean (i) Grantor and its shareholders have approved and accepted a offer from an entity not a party to this agreement to be acquired by such other entity whether by merger, consolidation, sale of assets or otherwise; or (ii) an entity not a party to this agreement or a group acting in concert has acquired more than fifty percent (50%) of Grantor's outstanding common stock. The option granted hereunder must be exercised, if at all, by giving notice within twenty (days) of the occurrence of the Purchase Event. Thereafter, this option shall automatically expire.

     2. TERM OF THIS AGREEMENT. This Agreement shall continue in full force and effect until December 31, 1996 or the completion of the plan of merger and reorganization whichever occurs first.

     3. NOTICE OF EXERCISE. If it desires to exercise this option to purchase, Grantee shall give written notice of such intent to exercise to Grantor whereupon closing shall occur within thirty (30) days of receipt of said notice by Grantor. Closing shall occur at a time and place designated by Grantee, and at closing a duly authorized representative of Grantor shall deliver to representatives of Grantee or into escrow pending regulatory approval fully paid and non-assessable common stock in the Stated Amount, and Grantee shall deliver to the representatives of Grantor or into escrow pending regulatory approval the required consideration in cash or other good funds.

     4. ADDITIONAL PROVISIONS. This Agreement shall be construed in accordance with the laws of the State of West, cannot be amended, modified or otherwise changed except in writing signed by both parties to this Agreement and cannot be assigned without the written consent of Grantor. By signing below, the parties represent and warrant that each has the requisite power and authority to enter into this agreement.

     5. PARTIAL EXERCISE. Grantor may exercise this option for less than all of the subject shares.

     Dated this ____ day of _______________, 1996.


                                         TWENTIETH BANCORP, INC.


                                         By: __________________________________

                                             Its: _____________________________


                                         HORIZON BANCORP, INC.


                                         By: __________________________________

                                             Its: _____________________________


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